Exhibit 99.1

La Rosa Holdings Acquires Next-Generation NVIDIA GPUs, Advancing AI Infrastructure Strategy

Transaction Expected to Establish Recurring Revenue Stream Through Long-Term GPU Lease Arrangement

Company to Evaluate Strategic Alternatives for Existing Real Estate Operations to Focus on New Strategy

Chairman Nicholas Adler Appointed Chief Executive Officer to Lead Strategic Transformation

Celebration, FL – October 1, 2026 – La Rosa Holdings Corp. (NASDAQ: LRHC) (“La Rosa” or the “Company”), a real estate and PropTech enterprise, today announced a strategic transaction in which it acquired NVIDIA graphics processing units (“GPUs”) and its intent to evaluate strategic alternatives with respect to the Company’s real estate operations, including a potential divestiture of its real estate assets, together advancing the Company’s previously announced transition into the artificial intelligence (AI) infrastructure sector.

Under the transaction, the Company acquired latest-generation NVIDIA B300 GPUs, the high-performance processor at the core of modern AI data centers, and leased those assets back under a long-term lease, which is expected to generate recurring, long-term cash flows for the Company. Management believes these GPU assets can serve as a foundational compute layer on which the Company can build its infrastructure footprint.

As part of this broader strategic transition, the Company intends to evaluate strategic alternatives with respect to the Company’s real estate operations, including a potential divestiture of its existing real estate businesses. Management believes monetizing these non-core assets could further accelerate the Company’s transition toward AI infrastructure and better align its capital and resources to support this strategy.

The Company also announced that Nicholas Adler has been appointed Chief Executive Officer and interim Chief Financial Officer, effective October 1, 2026. Mr. Adler has served as Chairman of the Board, Chairman of the Compensation Committee and a member of both the Audit Committee and the Nominating and Corporate Governance Committee of the Company since December 2025. He brings significant real estate development and public company leadership experience aligned with the Company’s AI infrastructure strategy. Joe La Rosa, the Company’s founder and former Chief Executive Officer, has stepped down to lead the Company’s real estate business and will remain a member of the Board of Directors.

“I am honored to lead the Company at this stage in its transformation. This transaction represents a significant step in advancing our strategy to build a scalable platform focused on the infrastructure supporting the continued growth and adoption of artificial intelligence,” said Mr. Adler. “We have a real opportunity to bring together the Company’s legacy strengths in real estate with AI infrastructure, one of the fastest-growing and most compelling business opportunities today. This GPU acquisition establishes our foundation in the space, and we intend to scale our presence and continue pursuing new opportunities that will ultimately create long term value for our shareholders.”

The Company intends to continue to advance its strategy and evaluate additional opportunities, including strategic partnerships, investments, and other initiatives intended to expand the Company’s presence within the rapidly evolving AI ecosystem, and may also pursue opportunities in alternative high-growth sectors.

The Company also intends to change its corporate name and Nasdaq ticker and will provide further updates as the Board determines appropriate.

About La Rosa Holdings Corp.

La Rosa Holdings Corp. (Nasdaq: LRHC) is expanding into AI infrastructure, including the acquisition and deployment of high-performance computing assets. The Company offers both residential and commercial real estate brokerage services, as well as technology-driven products and support for its agents and franchise partners. Its business model includes internal services for agents and external offerings for the public, spanning real estate brokerage, franchising, education and coaching, and property management.

For more information, please visit: https://www.larosaholdings.com.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company’s current expectations that are subject to various risks and uncertainties. Such statements include, but are not limited to, statements regarding proposed acquisition of NVIDIA B300 GPUs; the anticipated long-term lease of the GPU assets and the expected recurring revenue and cash flows therefrom; the Company’s transition to and strategy in AI infrastructure, including its ability to scale; the evaluation of strategic alternatives with respect to the Company’s real estate operations, including a potential divestiture of the Company’s real estate businesses, and the potential outcomes thereof; the anticipated change to the Company’s corporate name and Nasdaq ticker; the benefits of the leadership transition; the Company’s ability to grow its business; the Company’s ability to maintain compliance with the Nasdaq continued listing standards, and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” “strategic alternatives” or similar words.  These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the Company's ability to identify and consummate strategic transactions on favorable terms or at all, to satisfy closing conditions of financing facilities and the timing and use of proceeds thereof, to achieve profitable operations, customer acceptance of new services, the demand for the Company’s services and the Company’s customers' economic condition, the impact of competitive services and pricing, general economic conditions, the successful integration of the Company’s past and future acquired brokerages, the effect of the National Association of Realtors' landmark settlement on our business operations, and other risk factors detailed in the Company's filings with the United States Securities and Exchange Commission (the "SEC”). You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and other reports and documents that we file from time to time with the SEC. Forward-looking statements contained in this press release are made only as of the date of this press release, and La Rosa does not undertake any obligation to update any forward-looking statements in this release, except as may be required by applicable law. References and links to websites have been provided as a convenience, and the information contained on such websites has not been incorporated by reference into this press release.

For more information, contact: info@larosaholdings.com

Investor Relations Contact:

Crescendo Communications, LLC

David Waldman/Natalya Rudman

Tel: (212) 671-1020

Email: LRHC@crescendo-ir.com